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                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE

          DANIELSON HOLDING CORPORATION REPORTS SECOND QUARTER RESULTS


CHICAGO, ILLINOIS, AUGUST 14, 2003 - Danielson Holding Corporation ("DHC") (AMEX: DHC) today reported a loss of $4.5 million, or $0.15 per diluted share for the quarter ended June 30, 2003. That compares with income of $4.3 million, or $0.18 per diluted share in the second quarter of 2002. For the first six months of 2003, DHC reported a loss of $62.3 million, or $2.03 per diluted share versus income of $4.3 million, or $0.19 per diluted share in the first six months of 2002. The loss for the first six months of 2003 includes $55.2 million attributable to its investment in American Commercial Lines, LLC ("ACL"), which was written down to zero during the period.

The current quarter and six month figures include results from Danielson Indemnity Company ("DIND") and its subsidiary National American Insurance Company of California ("NAICC"), a California property and casualty company, along with ACL and two related companies - Global Material Services, LLC ("GMS"), a network of marine terminals and warehouse operations located on major river systems in the U.S., Europe and South America, and Vessel Leasing, LLC ("Vessel Leasing"), a company that leases barges to ACL.

As previously reported, on January 31, 2003, ACL filed a petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code. Neither DHC, GMS nor Vessel Leasing filed for Chapter 11 protection. DHC, GMS and Vessel Leasing are not guarantors of ACL's debt nor are they liable for any of ACL's liabilities.

The ACL Chapter 11 Bankruptcy process presents inherent material uncertainty; it is not possible to determine the additional amount of claims against ACL that may arise or ultimately be filed, or predict the length of time that ACL will continue to operate under the protection of Chapter 11, the outcome of the Chapter 11 proceedings in general, whether ACL will continue to operate in its present organizational structure, or the effects of the proceedings on the business of ACL, or on the interests of DHC and the various creditors of ACL. The ultimate recovery, if any, by DHC and the creditors of ACL will not be determined until confirmation of a plan or plans of reorganization. No assurance can be given as to what value will be ascribed in the bankruptcy proceedings to each of these constituencies. While it cannot presently be determined, DHC believes it will receive little or no value with respect to its equity interest in ACL.


                                     GENERAL

DHC is an American Stock Exchange listed company, engaging in the financial services, specialty insurance business, and marine transportation, through its subsidiaries and equity investees. In connection with efforts to preserve DHC's net operating tax loss carryforwards, DHC has imposed restrictions on the ability of holders of five percent or more of DHC common stock to transfer the common stock owned by them and to acquire additional common stock, as well as the ability of others to become five percent stockholders as a result of transfers of DHC's common stock.

On May 7, 2003, DHC's Board of Directors changed DHC's principal executive offices from Jeffersonville, Indiana to Chicago, Illinois, and also changed DHC's fiscal year to a calendar year. DHC will now report its quarterly results as of March 31, June 30, September 30 and December 31st of each year. This change became effective for the quarterly period ending June 30, 2003.



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                               INSURANCE SERVICES

      Net premiums earned fell to $9.9 million in the second quarter of 2003 from $17.6 million in the same period last year, primarily due to a reduction in commercial and private passenger automobile policies written and the expiration of all in force workers' compensation policies. Net investment income decreased $0.5 million to $1.0 million in this year's second quarter. This decrease was attributable to reductions in both the overall portfolio yield and the cash and invested asset base. Net losses and loss adjustment expenses ("LAE") were $12.4 million for the second quarter of 2003, down from $16.7 million in the same period last year. The resulting loss and LAE ratios for the corresponding periods were 125.5% and 95.0%, respectively. The loss and LAE ratio increased in the quarter ended June 30, 2003 over the comparable period in 2002 due primarily to recording $3.0 million in adverse development of 2002 and prior accident years in the commercial automobile line and $1.7 million in adverse development in the Valor workers' compensation line. Policy acquisition costs were $2.1 million for the quarter ended June 30, 2003 compared to $4.3 for the quarter ended June 30, 2002. As a percentage of net premiums earned, policy acquisition expenses were 21.3% and 24.5% for the quarters ended June 30, 2003 and June 30, 2002, respectively. The decrease in the policy acquisition expense ratio in 2003 reflects a higher deferral rate for the commercial automobile line, which was being written in 2003, but was under a production moratorium during the same period in 2002. It also reflects a $0.4 million reduction in bad debt expense charged to acquisition costs in 2003 compared to the same period in 2002. For the second quarter of 2003, the combined underwriting ratio, a key performance measurement for the insurance industry, grew to 159.7% compared to 127.3% during the second quarter 2002.

      Net premiums earned fell to $20.2 million in the six months ended June 30, 2003 from $36.6 million in the same period last year, primarily due to a reduction in commercial and private passenger automobile policies written and the expiration of all in force workers' compensation policies. NAICC implemented rate increases of 13% in commercial automobile liability effective April 1, 2003 on new business and June 1, 2003 on renewal business, NAICC's overall price position in the market reduced its competitiveness resulting in a decline in production. Effective July 7, 2003, NAICC cancelled the commercial automobile program and began providing the required statutory notice of its intention not to renew existing policies. Net investment income decreased to $2.2 million in the six months ended June 30, 2003 compared to $2.9 million for the six months ended June 30, 2002. This decrease was attributable to reductions in both the overall portfolio yield and the cash and invested asset base. Net losses and LAE were $21.6 million for the first six months of 2003, down from $31.4 million in the same period last year. The resulting loss and LAE ratios for the corresponding periods were 106.7% and 85.8%, respectively. The loss and LAE ratio increased in 2003 over 2002 due primarily to recording $4.3 million in adverse development of 2002 and prior accident years in the commercial automobile line and $2.0 million in adverse development in the Valor workers' compensation line. In 2002, $4.1 million of adverse development was recognized in workers' compensation and private passenger automobile lines. Policy acquisition costs were also down, $4.7 million for the six months ended June 30, 2003 compared to $8.4 for the six months ended June 30, 2002. As a percentage of net premiums earned, policy acquisition expenses were 23.4% and 22.9% for the six months ended June 30, 2003 and June 30, 2002, respectively. The increase in the policy acquisition expense ratio in 2003 was due primarily to earned premiums decreasing at a greater rate than NAICC was able to reduce its variable and fixed acquisition costs. For the first six months of 2003, the combined underwriting ratio, a key performance measurement for the insurance industry, grew to 141.5% compared to 116.6% during the first six months of 2002.


                             PARENT-ONLY OPERATIONS

      General and administrative expenses were approximately $0.7 million lower during the quarter ended June 30, 2003 compared to the quarter ended June 30, 2002. For the six months ended June 30, 2003 and 2002, general and administrative expenses were approximately $0.3 million higher than the comparable period in 2002. This is primarily attributable to increased professional fees incurred concerning the ACL bankruptcy as well as increased insurance costs.




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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS AS DEFINED IN SECTION 27A OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "PSLRA") OR IN RELEASES MADE BY THE SECURITIES AND EXCHANGE COMMISSION, ALL AS MAY BE AMENDED FROM TIME TO TIME. SUCH FORWARD LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF DHC AND ITS SUBSIDIARIES, OR INDUSTRY RESULTS, TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY, AMONG OTHER THINGS, THE USE OF FORWARD-LOOKING LANGUAGE, SUCH AS THE WORDS "PLAN", "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "ESTIMATE", "PROJECT", "MAY", "WILL", "WOULD", "COULD", "SHOULD", "SEEKS", OR "SCHEDULED TO", OR OTHER SIMILAR WORDS, OR THE NEGATIVE OF THESE TERMS OR OTHER VARIATIONS OF THESE TERMS OR COMPARABLE LANGUAGE, OR BY DISCUSSION OF STRATEGY OR INTENTIONS. THESE CAUTIONARY STATEMENTS ARE BEING MADE PURSUANT TO THE SECURITIES ACT, THE EXCHANGE ACT AND THE PLSRA WITH THE INTENTION OF OBTAINING THE BENEFITS OF THE "SAFE HARBOR" PROVISIONS OF SUCH LAWS. DHC CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY DHC ARE NOT GUARANTEES OR INDICATIVE OF FUTURE PERFORMANCE. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD-LOOKING STATEMENTS WITH RESPECT TO DHC, INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS AND UNCERTAINTIES AFFECTING THEIR BUSINESSES DESCRIBED IN ITEM 1 OF DHC'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 27, 2002 AND IN OTHER SECURITIES FILINGS BY DHC.

ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM A PROJECTION OR ASSUMPTION IN ANY OF OUR FORWARD-LOOKING STATEMENTS. OUR FUTURE FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AS WELL AS ANY FORWARD-LOOKING STATEMENTS, ARE SUBJECT TO CHANGE AND INHERENT RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF AND DHC DOES NOT HAVE OR UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, SUBSEQUENT EVENTS OR OTHERWISE, UNLESS OTHERWISE REQUIRED BY LAW.



For more information about DHC generally, please visit www.danielsonholding.com.
Contact:
Philip G. Tinkler
Chief Financial Officer
Danielson Holding Corporation
(312) 466-4030